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                                                                   Exhibit 10.70

                        LOAN PURCHASE AND SALE AGREEMENT

          This Loan Purchase and Sale Agreement (this "Agreement") by and between AAMES CAPITAL CORPORATION, a California corporation and AAMES FUNDING CORPORATION, a California corporation on the one hand (each, a "Purchaser"), and PAN AMERICAN BANK, F.S.B., a federal savings bank, on the other hand ("Seller"), is made and executed as of April 1, 1997 with reference to the following facts:

                                R E C I T A L S
                                - - - - - - - -

     A. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, on the terms and subject to the conditions set forth herein, adjustable and fixed rate loans secured by residential real estate ("Loans" and individually a "Loan").

     B. From time to time, Seller will deliver to Purchaser a schedule of Loans ("Loan Schedule") to be included in a portfolio of Loans ("Portfolio") for possible sale to Purchaser.

     C. As part of this Agreement, Seller and Purchaser have entered into a Purchase Price Addendum (a Forward Agreement) (the "Addendum") which is attached hereto and made a part hereof.

     NOW, THEREFORE, in reference to the aforementioned facts, and in consideration of the covenants and agreements herein set forth, Purchaser and Seller hereby agree as follows:

                               A G R E E M E N T
                               - - - - - - - - -

     Section 1. Due Diligence Review. (A) On or prior to the purchase date of the Portfolio (the "Closing Date"), Seller shall deliver to Purchaser at 3731 Wilshire Boulevard, 2nd Floor, Los Angeles, CA 90010, Attention: Raymond Callahan, for each Loan in the Portfolio, all of the loan documents with respect to such Loan (collectively, the "Loan File"). Each Loan File shall contain, at a minimum, the following executed original documents in form and substance satisfactory to Purchaser:

          (1) the promissory note (the "Note") and applicable riders thereto evidencing the borrower's obligation to repay the Loan, endorsed by an authorized representative of Seller as follows: "Pay to the order of Aames Capital Corporation, without recourse", together with any agreements affecting the terms of the Note:

          (2) Allonge (if applicable):

          (3) the security instrument (deed of trust or mortgage, including all riders and legal description) (each, a "Mortgage") securing the Loan, properly evidencing recordation in the county in which the Mortgaged Property is located, together with any agreements affecting the Mortgage. When Seller cannot deliver the originals of the recorded Mortgage creating a lien on the related Mortgaged Property because of a delay associated with recording (provided such delay is not caused by Seller), Seller may deliver certified true copies of the Mortgage with an affidavit of recording. Seller shall deliver to Purchaser the original Mortgage within one hundred twenty (120) days after the Closing Date; however where the Seller has not received the original Mortgage from the recorder within the 120 day period, then Seller shall so notify Purchaser and shall deliver the original Mortgage promptly upon receipt of same. If Seller fails to deliver to Purchaser said original Mortgage within such period, Seller shall repurchase the related Loan within ten (10) calendar days after Purchaser's written request therefor at the Repurchase Price (as defined in Section 7 hereof).

          (4) the assignment of the Mortgage in recordable form (certified copy if the original is being recorded) and any intervening assignments if applicable;

          (5) all title documents including the original mortgagee policy of title insurance, the preliminary title report, the escrow/closing instructions and the purchase contract (if the Loan is a purchase money loan). Where Seller cannot deliver the original mortgagee policy of title insurance because of a delay not caused by Seller, Seller may deliver a certified true copy of the mortgagee title insurance binder. Seller shall deliver to Purchaser the original mortgagee title insurance policy promptly upon recept of same, but not later than one hundred twenty (120) days after the Closing Date. If Seller fails to deliver to Purchaser said original mortgagee policy of title insurance within such 120-day period, Seller shall repurchase the related Loan within ten (10) calendar days after Purchaser's written request therefor at the Repurchase Price (as defined in Section 7 hereof).

          (6) hazard insurance documents, a flood determination certificate, flood insurance policy, if applicable, and tax service contract;

          (7) all disclosures required by all applicable federal, state and local laws including, without limitation the federal Equal Credit Opportunity Act and Regulation B thereunder, the federal Truth in Lending Act and Regulation Z thereunder, the federal Real Estate Settlement Procedures Act of 1974 and Regulation X thereunder and the federal Fair Credit Reporting Act, in each case as amended;

          (8) the borrower's original application for the Loan, the HUD-1 Settlement statement issued in connection with the Loan, and all of the original documents executed by the borrower in connection with the origination of the Loan;

          (9) all credit information on the borrower including a credit report dated not earlier than 90 days prior to the date of the Note, verifications of employment and of deposits of the borrower, or alternative evidence of employment, income and assets acceptable to Purchaser;

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          (10)  a signed appraisal of the Mortgaged Property setting forth the appraised value of the Mortgaged Property, dated not earlier than 90 days prior to the date of the Note, including a statement of the census tract number; and

          (11)  a survey of the Mortgaged Property where applicable.

     (B) Within 30 days after the Closing Date (the "Diligence Review Period"), Purchaser shall review each Loan File delivered by Seller to determine that all required documents set forth above have been executed and received, and that such documents relate to the Loans identified on the Loan Schedule and otherwise comply with the requirements of this Agreement. Purchaser shall, within the Diligence Review Period, identify and notify Seller of each Loan which does not meet the terms and conditions of this Agreement (a "Deficient Loan") due to the following: (1) the terms of the Note or the Mortgage differ from the information set forth on the Loan Schedule with respect to such Loan; (2) any required document set forth above constituting a part of a Loan File has not been properly executed or delivered to Purchaser, is unrelated to the Loans identified on the Loan Schedule, is legally insufficient or is otherwise unacceptable to Purchaser; (3) Purchaser determines that the Loan does not conform to the underwriting guidelines of Seller as provided to Purchaser; (4) Purchaser determines upon inspection of the real property collateral for the Loan (the "Mortgaged Property") or review of the Loan File that the Mortgaged Property is unacceptable to Purchaser; (5) as of the Closing Date any required payment of principal or interest for the Loan is thirty (30) days or more past due; or (6) as of the Closing Date, the Loan is one as to which foreclosure proceedings have commenced or for which a notice of default has been recorded by any holder of a mortgage or other lien on the Mortgaged Property, or as to which any legal proceeding concerning Seller is pending, or as to which bankruptcy has been filed by the mortgagor. Seller shall have ten (10) days (the "Cure Period") to correct or cure any deficiency identified by Purchaser. Seller hereby covenants and agrees that if any such deficiency is not corrected or cured, Seller will, within 15 days after Purchaser's notice to Seller of such deficiency either (1) repurchase the Deficient Loan at the Repurchase Price set forth in Section 7 hereto or (2) substitute for any Deficient Loan a different loan or loans (a "Substitute Loan") with the following characteristics: (a) a principal balance equal to or no more than 10% greater than or less than the principal balance of the Deficient Loan, (b) a remaining term to maturity equal to or no more than 12 months later than or 12 months earlier than the Deficient Loan, (c) an interest rate not less than that of the Deficient Loan and if the Deficient Loan is an adjustable rate loan, an identical index, adjustment period, and annual interest rate caps, and a margin, lifetime interest rate cap and lifetime interest rate floor not less than the margin, lifetime interest rate cap and lifetime interest rate floor of the Deficient Loan, (d) a loan-to-value ratio equal to or lower than the Deficient Loan, (e) the same or greater lien priority than the Deficient Loan, (f) the Mortgaged Property is the same or better property type than the Mortgaged Property of the Deficient Loan, (g) the same or better occupancy status as the Deficient Loan, and (h) otherwise having such characteristics so that the representations an warranties of Seller set forth in Section 5 herein would have been correct had such Substitute Loan originally been a Loan.

     In the case of a Substitute Loan, (i) where the Purchase Price (as defined in Section 2(A) hereof) of the Deficient Loan exceeds the Purchase Price of the Substitute Loan, Seller shall pay the difference between the Purchase Price of the Deficient Loan and the Substitute Loan to Purchaser, and (ii) where the Purchase Price of the Deficient Loan is less than the Purchase Price of the Substitute Loan, Purchaser shall pay the difference between the Purchase Price of the Substitute Loan and the Deficient Loan to Seller. Forty-five (45) days after the Closing Date, Purchaser shall prepare and deliver to Seller a Substitute Loan Balance setting forth the adjustment to the Purchase Price for each Substitute Loan, and the aggregate adjustment to the Purchase Price for the Portfolio netting amounts owed each party by the other. Seller shall review the Substitute Loan Balance within five days and shall promptly notify Purchaser of any discrepancies. Seller and Buyer shall confer until they are in agreement on the aggregate adjustment to the Purchase Price of the Portfolio. If there is an aggregate adjustment to the Purchase Price of the Portfolio, the party that owes the other party money shall pay the owed party by wire transfer of immediately available funds.

     Section 2. Loan Purchases. (A) Subject to the terms and conditions set forth herein and in the Addendum, Seller shall sell, assign, and transfer to Purchaser, and Purchase shall buy, on the Closing Date, for the Purchase price for the Portfolio set forth in the related bid letter of intent (the "Purchase Price"), all Seller's right, title and interest in and to each Loan and the Loan File with respect to such Loan.

     (B) It is the intention of Purchaser and Seller that the sale of each Loan hereunder shall be made on a servicing-released basis. Simultaneously with the purchase of each Loan hereunder and in consideration of Purchaser's payment of the Purchase Price, Seller shall transfer all servicing rights and benefits to Purchaser. Seller shall deliver within five (5) days of the Closing Date such notices to the related borrowers concerning the transfer of the servicing of the Loans as may then be required by applicable state and federal law. Seller shall within twenty (20) days of the Closing Date (the "Servicing Transfer Date") deliver to Purchaser documentation sufficient to enable Purchaser or its designated representative to service such Loan in compliance with all rules, orders and regulations of federal and state governments and other duly appointed authorities with jurisdiction over such Loan. Seller shall on or prior to the Servicing Transfer Date take any and all action necessary to transfer to Purchaser all interest of Seller in, and to make Purchaser the loss payee of, each mortgage title insurance policy, hazard insurance policy and each other insurance policy constituting a portion of the Loan File.

     (C) Nothing contained in this Agreement, or in any document executed in connection herewith, shall be deemed to transfer any of Seller's right, title, and interest in any Deficient Loan to Purchaser. Seller expressly disclaims any intention to sell to Purchaser, and Purchaser expressly disclaims any intention to acquire from Seller, any interest in any Deficient Loan whose deficiencies are not cured prior to the termination of the Diligence Review. Period and the related Loan Documents and servicing rights with respect to such Deficient Loan. Any Loan Documents with respect to any Deficient Loan whose deficiencies are not cured prior to the termination of the Diligence Review Period delivered by Seller to Purchaser shall be held in trust by Purchaser and shall be returned to Seller immediately after the termination of the Diligence Review Period.

     (D) Purchaser shall not be deemed to have assumed any liability or obligation of Seller except as expressly set forth herein.


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     Section 3. Payment of Purchase Price.  On the Closing Date, subject to
Seller's satisfaction of the conditions set forth in Section 4 hereof, Purchaser shall pay by wire transfer of immediately available funds the Purchase Price for the Portfolio, as of the applicable cut-off date (the "Cut Off Date"), plus the aggregate accrued but unpaid interest on the Loans at the contractual interest rates for the Loans, as calculated as of the close of business on the last day prior to the Closing Date. Purchaser shall be entitled to all payments of principal and interest on the Loans collected on and after the Closing Date.
Any payments received by Seller after the Cut Off Date shall be forwarded to Purchaser by overnight mail within one Business Day of receipt.

     Section 4. Conditions Precedent to Purchase. Purchaser's obligation to purchase and pay for a Loan is subject to the following conditions:

     (A)  Due Diligence Review.  Purchaser completes its due diligence review of
          --------------------
each Loan File pursuant to Section 1 hereof, and determines in its sole discretion that each Loan complies with the requirements of this Agreement and is not an Deficient Loan. Purchaser will not purchase any Deficient Loan; provided, however, that Purchaser shall promptly deliver notice of its
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determination to Seller.

     (B)  Representations and Warranties.  All of the representations and
          ------------------------------
warranties of Seller under this Agreement shall be true as of the Closing Date and shall not be affected or limited in any way as a result of Purchaser's review or verification at any time of any Loan Files in the Portfolio.

     (C)  Other Conditions.  All other terms and conditions of this Agreement
          ----------------
shall have been complied with.

     Section 5. Seller's Representations, Warranties and Obligations. Each representation, warranty and covenant made by Seller hereunder is for the express benefit of Purchaser (and each investor, if any, which ultimately purchases a Loan from Purchaser). It is understood and agreed that (i) the representations and warranties set forth in this Agreement are being relied upon by Purchaser for its own decision to purchase a Loan and in any subsequent decision of Purchaser to sell, transfer and/or assign the Loan to any investor,
(ii) shall survive the sale and delivery of the Loans to Purchaser and subsequent sale, transfer and/or assignment to any investor and (iii) will continue in full force and effect for the remaining life of each Loan purchased hereunder. Upon discovery by either Seller or Purchaser of a breach of any of the representations and warranties of Seller, the party discovering such breach shall give prompt written notice to the other party.

     A.   General Representations.  Seller represents and warrants to Purchaser
          -----------------------
that, as of the Closing Date:

     1.   Organization. Seller is a savings bank duly organized, validly
          ------------
existing and in good standing under the laws of the United States and is licensed and qualified to transact business in every jurisdiction where a Mortgaged Property is located and such license and qualification are required.

     2.   Power and Authority. Seller has the full corporate power and authority
          -------------------
to execute and deliver this Agreement and to perform in accordance herewith.
The execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized and none of the foregoing conflicts with or will conflict with, or results in or will result in, a breach of any term, condition or provision of Seller's articles of incorporation or by-laws or any agreement to which Seller is a party or by which Seller is bound, or constitutes or will constitute a material default or result in an acceleration under any such agreement. This Agreement evidences the valid, binding and enforceable obligation of Seller. All requisite corporate action has been taken by Seller to make this Agreement valid and binding upon Seller in accordance with its terms.

     3.   No Consent. No consent, approval, authorization or order of any court,
          ----------
governmental body or any other person or entity is required for the execution and delivery by Seller of this Agreement and the performance of its obligations hereunder including, but not limited to, the sale of the loans to Purchaser.

     4.   No Litigation. Neither Seller nor any of its properties is subject to
          -------------
or bound by any pending or, to its knowledge, threatened suit, action, arbitration or legal or administrative or other proceeding which might have a material adverse affect on its ability to perform its obligations under this Agreement or which might have a material adverse effect on Seller's financial condition or business prospects.

     5.   Compliance with Laws. Seller is in compliance in all material respects
          --------------------
with all applicable federal, state and local laws and regulations and has all federal, state and local licenses, permits and other authorizations of governmental authorities used or required in the conduct of its business (collectively, "Licenses") except those the absence of which would not have a material adverse impact on the operations of Seller, and Seller has not received any notice that revocation, termination or suspension is being considered with respect to any of its Licenses, nor do any grounds for such revocation, termination or suspension exist. No employee, officer, director or 25% shareholder of Seller (either individually or in their capacity as an employee, officer, director or shareholder of Seller or another entity) and no entity in which any such person has acted as an employee, officer, director or shareholder has been the subject of any action (whether or not successful) for the revocation, termination or suspension of any such License. Seller further covenants to notify Purchaser immediately upon the suspension, revocation, expiration or other termination of any License or of the taking of any action against Seller which could adversely affect the Licenses.

     6.   No Untrue Information. No untrue statement of material fact about
          ---------------------
Seller, its business or financial condition is contained in this Agreement or in any statement, report or other document furnished or to be furnished by Seller pursuant to this Agreement or in connection with the transactions contemplated hereby and none of the foregoing omits to state a fact necessary to make the statements contained herein or therein in light of the circumstances under which they were made not misleading.

     7.   No Bulk Transfer, Etc. The transfer, assignment and conveyance of the
          ----------------------
Loans by Seller pursuant to this Agreement are in the ordinary course of Seller's business and are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction. Seller is not transferring the Loans with the intent to hinder, delay or defraud any of its creditors. Seller is solvent and will not be rendered insolvent by the sale of any of the Loans. The purchase price paid by Purchaser constitutes fair consideration and reasonably equivalent value for the Loans. No fraud or illegality on the part of the Seller affecting any Loan or otherwise in connection with any transaction contemplated by the Agreement has occurred.

      8.   Ability to Perform. Seller does not believe, nor does it have any
           ------------------
reason or cause to believe, that it cannot perform in all material respects each and every covenant and obligation contained in this Agreement.

      9.   Fictitious Name. Seller does not do business under a fictitious name
           ---------------
or, if it does so, a fictitious business name or assumed name statement has been filed, recorded and/or published in each jurisdiction in which the Loans were originated in accordance with all applicable laws, rules and regulations.

      10.  No Accrued Liabilities. There are no accrued liabilities of Seller
           ----------------------
with respect to the Loans or circumstances under which such accrued liabilities will arise against Seller, or Purchaser as assignee of the Loans, with respect to actions or events occurring on or prior to the Closing Date, or due to actions or omissions of Seller.

      B.   Representations and Warranties with Respect to Each Loan. As of the
           --------------------------------------------------------
Closing Date, Seller represents and warrants to Purchaser as follows:

      1.   Payments Current. All payments required to be made up to the Closing
           ----------------
Date for the Loan under the terms of the Note have been made and credited. No payment required under the Loan is more than 29 days past due;

      2.   No Outstanding Charges. All taxes, governmental assessments,
           ----------------------
insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid. Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the borrower, directly or indirectly, for the payment of any amount required under the Loan, except for interest accruing from the date of the Note or date of disbursement of the Loan proceeds, whichever is later, to the day which precedes by one month the due date of the first installment of principal and interest;

      3.   Original Terms Unmodified. The terms of the Note and the Mortgage
           -------------------------
have not been impaired, waived, altered or modified in any respect, except by a written instrument a copy of which has been delivered to Purchaser and which has been recorded, if necessary, to protect the interests of Purchaser and the substance of any such waiver, alteration or modification has been approved by the issuer of any mortgagee title incurance policy, to the extent required by the policy. No instrument of release or waiver has been executed in connection with any Loan and no borrower or any guarantor of any Loan has been released, in whole or in part. The borrower named in the Loan was the borrower at the closing of such Loan, and no such borrower has assigned, transferred, pledged or delegated any of his rights or obligations under the Note or the Mortgage;

      4.   No Defense.  The Loan is not subject to any right of rescission,
           ----------
set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Note or the Mortgage, or the exercise of any right thereunder, render either the Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

      5.   Hazard and Flood Insurance. Pursuant to the terms of the related
           --------------------------
Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located in an amount which is at the least equal to the lesser of (i) the maximum insurable value of such improvements and (ii) the combined principal balance of the Loan and the principal balance of each mortgage loan senior in priority to the Loan; provided, however, that such
                                              --------  -------
hazard insurance shall be in an amount not less than such amount as is necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. If the Mortgaged Property is in an area identified by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the combined principal balance of the Loan and the principal balance of each mortgage senior in priority to the lien of the Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973. All individual insurance policies contain a standard mortgagee clause naming Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the related borrower to maintain the hazard and, if applicable, flood insurance policy at such borrower's cost and expense, and on such borrower's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such related borrower's cost and expense, and to seek reimbursement therefor from such borrower. Each of the hazard and, if applicable, the flood insurance policy has been issued by a carrier meeting the requirements of the Seller's Guide, is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of Purchaser upon the consummation of the transactions contemplated by the Agreement. Seller has not engaged in, and has no knowledge of the related borrower's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for therein, or the validity and binding effect thereof. In addition, each policy provides for ten (10) days' advance notice in writing to the mortgagee, its successors and/or assigns, in the event the policy is to be canceled. Seller has furnished proof of such coverage and delivered the same to Purchaser.

     6.    Compliance with Applicable Laws. The Loan and all activities
           -------------------------------
performed in connection with the Loan by seller and each other person involved in the origination of the Loan comply and complied in all respects with any and all requirements of all applicable federal, state and local laws and regulations including, without limitation the federal Equal Credit Opportunity Act and Regulation B thereunder, the federal Truth in Lending Act and Regulation Z thereunder, the federal Real Estate Settlement Procedures Act of 1974 and Regulation X thereunder and the federal fair Credit Reporting Act, in each act as amended. Seller shall deliver to Purchaser evidence of compliance with all such requirements. Any applicable period within which the related borrower may rescind the Loan has expired. The related Borrower was not required by the Seller to pay any fees, charges or other amounts which have been excluded from the calculation of the finance charge by the Seller except to he extent such fees may properly be excluded under, and were bona fide and reasonable in amount for purposes of, the federal Truth in Lending Act. All fees imposed by any affiliate of the seller upon the related borrower in connection with the Loan have been properly disclosed to such borrower under the requirements of the federal Truth in Lending Act and any other state or federal law, rule or regulation. Any provision of the documents included in the Loan file purporting to require the payment of a prepayment fee or penalty complies with all applicable state and federal laws and is enforceable in accordance with is terms against the related borrower;

     7.   Type of Mortgaged Property. The Mortgaged Property consists of a
          --------------------------
single parcel of real property with a single family residence erected thereon, or a two- to four-family dwelling, or an individual unit in a planned unit development or condominium project, none of which is a mobile home, a boat, a cooperative apartment or manufactured dwelling. No portion of the Mortgaged Property is used for commercial purposes;
     8.   Valid Lien; No Satisfaction of Mortgage. The Mortgage evidences a
          ---------------------------------------
valid, subsisting and enforceable first or junior lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject, in the case of a Loan secured by a junior lien, only to the lien of any senior mortgage referred to in the title policy contained in the related Loan File and subject, in all cases only to: the lien of current real property taxes and assessments not yet due and payable; covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the mortgagee title insurance policy delivered to the originator of the Loan and (A) referred to or otherwise considered in the appraisal made for the originator of the Loan or (B) which do not materially adversely affect the appraised value of the Mortgaged Property set forth in such appraisal; and other matters to which like properties are commonly subject and which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of such Mortgaged Property. The Mortgage was duly and properly recorded in the recorder's office for the county wherein the Mortgaged Property is located. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not nor has any instrument been executed or recorded that would effect any such release, cancelation, subordinated or rescission;
     9.   Validity of Mortgage Documents. The Note and the Mortgage are
          ------------------------------
genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. The Note and Mortgage delivered to Purchaser are the only executed copies thereof. All parties to the Note and the Mortgage had legal capacity to enter into the Loan and to execute and deliver the Note and the Mortgage, and the Note and the Mortgage have been duly and properly executed by such parties;
     10.  Full Disbursement of Proceeds. The proceeds of the Loan have been
          -----------------------------
fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Loan and the recording of the Mortgage were paid, and the related borrower is not entitled to any refund of any amounts paid or due under the Note or the Mortgage;
     11.  Ownership. Seller is the sole owner of record and holder of the Loan.
          ---------
The Loan has not been assigned or pledged, and Seller has good and marketable title thereto, and has full right to transfer, sell and assign the Loan and the related servicing rights to Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim, interest or participation of, or agreement with, any other party, pursuant to the Agreement. Upon the sale of each Loan to Purchaser, Purchaser will acquire all right, title and interest in and to such Loan, free and clear of any pledges, liens, security interests, claims, participations, interests or other equities or encumbrances of any type, kind or nature;
     12.  Doing Business. All parties which have had any interest in the Loan,
          --------------
whether as mortgagee, assignee, pledgee or otherwise are (or during the period in which they held and disposed of such interest, were) (i) in compliance in all material respects with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located and (ii) organized under the laws of such state, or (iii) qualified to do business in such state, or (iv) federal savings and loan associations or national banks having principal offices in such state or (v) not deemed to be doing business in such state;
     13.  LTV. At origination, the loan-to-value ratio ("LTV") of the Loan,
          ---
based on the original principal balance of the Loan and the value of the related Mortgaged Property set forth in the appraisal contained in the related Loan File, did not exceed the maximum LTV amount set forth in the Seller's Guide for such Loan; and if the Loan is a junior priority lien, the principal balances of all related senior liens outstanding at the origination of the Loan were added to the original principal balance of the Loan to determine the LTV for such Loan and, if such senior liens provide for negative amortization, deferred interest or an open-end feature which permits additional borrowings, the balances of such related senior liens used to calculate the LTV are based on the maximum amount of negative amortization, deferred interest or maximum amount of borrowings permitted under such senior liens;
     14.  Title Insurance. The Loan is covered by either an ALTA mortgagee
          ---------------
title insurance policy, or the equivalent thereof if an ALTA policy is not available in a specific geographic location, issued by a title insurer reasonably acceptable to Purchaser. The title insurance policy has been issued by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first- or junior-priority lien of the Mortgage in the original principal amount of the Loan. Seller is the sole insured of such mortgagee title insurance policy, and such mortgage title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such mortgagee title insurance policy, the accuracy of any attorney's opinion of title has never been disputed, and no prior holder of the Mortgage, including Seller, has done, by act or omission, anything which could impair the coverage or enforceability of such mortgagee title insurance policy or the accuracy of such attorney's opinion of title. Each such mortgage title insurance policy includes all endorsements which are customary for loans similar to the Loans or which may be required by Purchaser in the exercise of its reasonable discretion;
     15.  No Defaults. there is no default, breach, violation or event of
          -----------
acceleration existing under the Note or the Mortgage and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Seller nor its predecessors has waived any default, breach, violation or event of acceleration;
     16.  No Mechanic's Liens. There are no mechanic's, materialman's or similar
          -------------------
liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;
     17.  Location of Improvements; No Encroachments. All improvements which
          ------------------------------------------
were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property (except such encroachments as have been affirmatively insured over by the title insurer). No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law, rule or regulation;
       18.   Customary Provisions.  The Mortgage contains customary and
             --------------------
enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed or trust, by trustee's sale and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to the related borrower which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;
       19.   Occupancy Certificates.  The Mortgaged Property is lawfully
             ----------------------
occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;
       20. No Additional Collateral. The Note is not and has not been secured by
           ------------------------
any collateral except the lien of the related Mortgage;
       21.   Deeds of Trust.  In the event the Mortgage constitutes a deed of
             --------------
trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the related borrower;
       22.   Acceptable Investment.  To the best knowledge of Seller, there are
             ---------------------
no facts or circumstances or conditions with respect to the Mortgage, the Mortgaged Property or the related borrower that can reasonably be expected to cause mortgage lending institutions to regard the Loan as an unacceptable investment, cause the Loan to become delinquent or adversely affect the value or marketability of the Loan;
       23.   Condominium Units.  If the Loan is secured by a Mortgage on a
             -----------------
condominium unit located in a condominium project, the condominium project and the Loan conform in all material respects to the requirements set forth in the Seller's Guide with respect to condominium projects and Loans secured by a Mortgage on a condominium unit located in a condominium project;
       24.   Transfer of Loans. Each Note has been properly endorsed in a
             -----------------
manner that satisfies any requirement of endorsement in order to transfer to the Purchaser all right, title and interest of the Seller to that Note. Each Assignment of Mortgage is in recordable form, is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located and is sufficient to effect the assignment and transfer to the Purchaser of the benefits of the Seller, as original mortgagee or assignee thereof, under each Mortgage to which such assignment relates;
       25.   Due-on-Sale.  The Mortgage contains an enforceable provision for
             -----------
the acceleration of the payment of the unpaid principal balance of the Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;
       26.   No Buydown Provisions; No Graduated Payments or Contingent
             ----------------------------------------------------------
Interest.  The Loan does not contain provisions pursuant to which monthly
--------
payments are paid or partially paid with funds deposited in any separate account established by the mortgagee, the seller of the Mortgaged Property, the related borrower or anyone on behalf of the related borrower,or paid by any source other than such borrower, nor does it contain any other similar provision which may constitute a "buydown" provision. The Loan is not a graduated payment mortgage loan. The Loan does not have a shared appreciation or other contingent interest feature;
       27.   Mortgaged Property Undamaged.  Except as set forth in the appraisal
             ----------------------------
which forms part of the related Loan File, the Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect materially and adversely the value of the Mortgaged Property as security for the Loan or the use for which the premises were intended. To the best of Seller's knowledge the related borrower is not in and has not been in violation of, no prior owner of the Mortgaged Property was in violation of, and the Mortgaged Property does not violate any standards under, applicable federal, state or local statutes, ordinances, rules, regulations, orders or decisions with regard to pollutants or hazardous or toxic substances as amended and supplemented from time to time;
       28.    Demand Statements.  Seller has not received any requests for a
              -----------------
demand statement with respect to the Loan;
       29.    Loan File.  Seller has delivered to Purchaser a true, complete and
              ---------
accurate Loan File which contains the Note, the Mortgage and Seller's Assignment of Mortgage, the application and all information obtained by Seller as a result of its credit investigations, together with each of the other documents and instruments specified to be included therein by the Agreement or the Seller's Guide, each in due and proper form, and each such document or instrument complies in all material respects with the requirements of the Seller's Guide. The credit information contained in each such Loan File was compiled by the use of generally accepted lawful credit investigation procedures, including inquiry to national credit investigation agencies;
       30.    Appraisal.  The appraisal meets the requirements of all applicable
              ---------
state and federal laws, rules and regulations in all respects and was performed by a qualified appraiser who is duly licensed under all applicable state and federal laws and who has no interest, direct or indirect, in the Mortgaged Property or in any loan encumbering the Mortgaged Property, and who does not receive compensation which is affected by the approval or denial of the Loan;
       31.    Adjustable Rate Loans.  Each Loan that has an adjustable rate of
              ---------------------
interest has an interest rate not less than the floor rate specified in the related Note. With respect to each adjustable rate Loan, all adjustments have been made strictly in accordance with the terms of the related Note and the Mortgage. No adjustable rate loan is subject to negative amortization or permits the conversion of the Loan to a fixed interest rate. Each adjustable rate Loan was underwritten as though such Loan would initially have borne interest at a rate equal to the applicable index plus the related margin at the time of origination;
       32.    Condition of Borrower.  The Seller is not aware of any
              ---------------------
circumstances existing at or prior to the Closing Date that would lead it to believe the related borrower is unable to repay the Loan in accordance with the terms of the Note. No event or circumstance has occurred or has arisen which, with or without notice, passage of time or both, could result in the seizure of the Mortgaged Property by state or federal agents acting under any state or federal law, rule or regulation including, without limitation, the Controlled Substances Act or the Internal Revenue Code or the regulations promulgated pursuant to either of the foregoing;
       33.    Servicing Practices.  The origination and collection practices
              -------------------
used with respect to each Loan have in all material respects complied with standards generally required by institutional lenders and with applicable law, and have been in all respects legal and proper. The information contained in and appearing upon the Seller's servicing records with respect to the Loan is accurate in all material respects and adequately reflects the true status of the Loan to which said records relate;

      34.   No Escrow Deposits.  There are no escrow deposits or accounts
            ------------------
maintained in connection with the Loan;

      35.   Junior Liens - Maturity Date; No consent of Senior Holder.  If the
            ---------------------------------------------------------
Loan is a junior lien, the maturity date of the loan is at least twelve (12) months prior to the maturity date of any related senior mortgage loan if such senior mortgage loan provides for a balloon payment. With respect to each Loan which is a Junior Lien, either (A) no consent for such loan was required by the holder of the related senior lien prior to the making of such Loan or (B) such consent has been obtained and written evidence thereof is contained in the related Loan File;
      36.   Soldiers' and Sailors' Relief Act.  The borrower is not entitled to
            ---------------------------------
relief under the Solders' and Sailors' Civil Relief Act of 1940.

      Section 6. Seller's Repurchase Obligations. Seller shall repurchases any Loan sold to Purchaser pursuant to this Agreement within ten (10) business days after receipt of written notice from Purchaser of any of the following circumstances;
      (a) Failure by Seller to deliver to Purchaser the contents of the Loan File for any Loan within one hundred twenty (120) days after the related Closing Date.
      (b) Discovery of any evidence of fraud or falsity in the origination of the Loan or in the sale of the Loan to Purchaser which has a material adverse effect on the value or marketability of the Loan.
      (c) Seller fails to observe or perform, or is or becomes in breach of, any of the representations, warranties or agreements contained in this Agreement; provided, however that such failure or breach has a material adverse effect on the value of the Loan or Loans to which such failure or breach pertains; and provided, further, that if Seller is or becomes in breach of any representation or warranty contained in Section 5 A hereof, Purchaser may require Seller to repurchase Loans which are materially and adversely affected by such breach sold by Seller to Purchaser under this Agreement which are materially and adversely affected by such breach at the "Repurchase Price" (as defined in Section 7 of this Agreement). It is understood that Seller's obligation to repurchase any Loan is binding and enforceable against it without regard to an limitation set forth in such representation or warranty concerning the knowledge of Seller as to the facts stated therein.
      (d) A borrower exercises his statutory right to rescind a Loan and Purchaser determines in its sole discretion that such exercise is valid.

      Section 7. Repurchase Price. The repurchase price (the "Repurchase Price") of any Loan to be paid by Seller for any repurchase of such Loan required pursuant to Section 6 hereof shall be calculated as follows:
      (a)   The Purchase Price of such Loan,
      (b) less any principal reduction occurring subsequent to the related Closing Date.
      (c) plus all interest accrued but unpaid on the outstanding principal balance of the Loan from the Closing Date through and including the next payment due date following the date on which the repurchase is made,
      (d) plus all expenses, including, but not limited to reasonable fees and expenses of counsel incurred by Purchaser in enforcing Seller's obligations to repurchase such Loan.
      Seller shall pay the Repurchase Price for the repurchased Deficient Loan to Purchaser by wire transfer of immediately available funds to an account designated by Purchaser. Promptly following its receipt of the full amount of the Repurchase Price for such Loan, Purchaser shall endorse the related Note (without recourse) and shall execute an assignment of the related Mortgage (without recourse), in recordable form, and deliver same, together with the related Loan File, to Seller, all at Seller's sole cost and expense. As additional consideration, Purchaser shall release all servicing rights with respect to such Loan and shall cooperate with Seller in effecting, at Seller's expense, the transfer or servicing of such Loan.

      Section 8 Indemnification. In addition to the repurchase obligations of Seller, and all other remedies available to Purchaser under this Agreement, at law or in equity, and regardless of any investigation conducted by Purchaser with respect to any Loan at any time, Seller shall indemnify Purchaser and its agents, affiliates, assigns, officers, directors and employees (each a "Purchaser Indemnitee") from and hold them harmless against all losses, claims, demands, liabilities, damages, penalties, fines, forfeitures, costs (including court costs and reasonable attorney's fees), judgments, and any other costs, fees and expenses (collectively, "Damages") resulting or arising from:

         (i) any material breach of any representation, warranty or obligation of Seller set forth in, or made pursuant to, this Agreement;
        (ii) any act or failure to act or any breach of any representation, warranty or obligation made by any Purchaser Indemnitee in reliance upon any representation, warranty or obligation of Seller contained in or made pursuant to this Agreement;
        (iii) claims made by borrowers or third parties against any Purchaser Indemnitee arising from negligence, fraud or a material omission on the part of Seller in receiving, processing or funding any Loan sold to Purchaser;
        (iv) all Damages arising out of or in connection with any one or more of the items set forth in Section 6(a) through (d), inclusive, of this Agreement;
         (v) any Damages arising due to any act or omission of Seller prior to the date of this Agreement or, with respect to any particular Loan, any Damages due to acts or omissions of Seller or any other party involved in such Loan transaction on or prior to the Closing Date and/or any Damages relating to any defect or deficiency in any Loan existing as of the Closing Date (including, without limitation, a defect in the documentation of any Loan or defects which would cause the loan to fail to be in strict compliance with the representations and warranties set forth in
      Section 5 B. at all times since the date the related borrower applied for such loan); and
         (vi) any undertaking of an investigation of the facts relating to any claim or demand to which this indemnity relates, and reasonable costs or expenses incurred to consultants and investigators in connection with such investigation or in the defense of any claims related to a Loan which may give rise to Damages.

      Section 9. No Partnership, Agency or Other Relationship; Power of Attorney. Nothing contained in this Agreement shall be deemed or construed by any person to create a partnership or joint venture between Purchaser and Seller, or to constitute either of Purchaser or Seller the agent, nominee or representative of the other.

Seller shall not represent itself to any person as the Purchaser's agent, loan agent, nominee or otherwise. Seller shall not name Purchaser in its advertisements, stationery, business cards, loan applications or related documents or forms. Without limitation on or expansion of the foregoing, Seller hereby appoints Purchaser, its agents, employees, successors and assigns, the true and lawful attorney-in-fact of Seller without right of revocation and with the full power of substitution for and in the place and stead of Seller and on behalf and for the benefit of Purchaser, to demand, control and collect all sums due on the Loans purchased under this Agreement, and to enforce any and all rights with respect thereto, and to endorse the name of Seller where Seller's name is designated as the payee upon any notes, collateral, security, acceptances, checks, drafts, money orders or other evidences of payment coming into the hands of Purchaser in full or partial payment of any Loan, and to satisfy or release, or cause to be satisfied or released, all liens and security interests related thereto, when and if Purchaser may determine to do so.

     Section 10. Expenses. Each party shall be responsible for its own expenses incurred in connection with this Agreement; provided, however, that
                                                     --------  -------
Seller shall bear any expenses arising as a result of (a) any changes or modifications required to be made to any documents underlying the Loan for whatever reason (so long as such change or modification relates to the origination of such Loan or the period prior to the related Closing Date); (b) the preparation and delivery of all notices relating to the transfer of servicing required by applicable state and federal law, including, without limitation, notices required by RESPA, in connection with any repurchase pursuant to Section 6 hereof; and (c) the preparation and delivery of all notices to the hazard insurance companies in order to designate Purchaser as payee under the lender loss payable clause. Seller acknowledges that, in connection with Purchaser's purchase of Loans from Seller, Purchaser may reasonably conclude that Seller is required to comply with various federal and state laws. In this connection, Seller expressly understands and acknowledges that Purchaser may from time to time require Seller to deliver such notices to borrowers as Purchaser reasonably concludes are required by law to be delivered by the Seller, all at Seller's sole cost and expense.

      Section 11. Maintenance of Fidelity Bond and Errors and Omissions Insurance. Seller shall maintain, with a company reasonably acceptable to Purchaser, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity with regard to the Loans, who handle funds, money, documents and papers relating to the Loans ("Employees"). Any such fidelity bond and errors and omissions insurance policy shall protect and insure the Seller against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Employees. Such policy shall also protect against any erroneous release or satisfaction of each lien created by the Security Instruments before the related Note has been fully paid and satisfied. No provisions of this Section 11 requiring a fidelity bond and errors and omissions insurance policy shall diminish or relieve the Seller from its duties and obligations as set forth in this Agreement. The minimum coverage under any such fidelity bond and errors and omissions insurance policy shall be at least equal to the corresponding amounts required by the Seller from its duties and obligations as set forth in this Agreement. The minimum coverage under any such fidelity bond and errors and omissions insurance policy shall be at least equal to the corresponding amounts required by the Seller's Guide. Upon the request of Purchaser, Seller shall cause to be delivered to Purchaser a certified true copy of such fidelity bond and errors and omissions insurance policy.

      Section 12.  Miscellaneous.
      (a)  No Solicitation.  Seller shall not specifically target for
           ----------------
refinancing any borrower or co-borrower under any Loan sold by Seller to Purchaser during the period of twelve (12) months immediately following the Closing Date for such Loan. Any Borrower seeking to refinance a Loan directly with Seller within such 12-month period must be referred to Purchaser. In the event Seller breaches this covenant and a loan is refinanced, Seller shall pay to Purchaser, within two (2) business days after Seller's receipt of notice from Purchaser demanding payment, an amount equal to 2% of the principal balance of such Loan outstanding immediately prior to such refinance. Such payment shall be in addition to the amounts that may be owed under Section 12(b) hereof.
      (b)  Exhibits. All exhibits attached hereto or referred to in this
           --------
Agreement are incorporated by reference into this Agreement.
      (c)  Entire Agreement.  The entire agreement between the parties is
           ----------------
contained in this Agreement and cannot be modified in any respect except by an amendment in writing signed by both parties.
      (d)  Assignment.  Neither Seller nor Purchaser may assign its rights or
           ----------
obligations under this Agreement without the prior written consent of the other. This Agreement shall be binding and inure to the benefit of the permitted successors and assigns of the parties hereto.
      (e)  Attorneys' Fees and Expenses: Choice of Law and Forum.  If any party
           ----------------------------------------------------
hereto shall bring suit or other proceeding against the other as a result of any alleged breach or failure by the other party to fulfill or perform any covenants or obligations under this Agreement, then the prevailing party obtaining final judgment in such action shall be entitled to receive from the non-prevailing party reasonable attorneys' fees incurred by reason of such action and all costs of suit and preparation therefor at both trial and appellate levels. In addition, any such suit or proceeding shall be brought in the federal or state courts located in Los Angeles County, California, which courts shall have sole and exclusive in personam, subject matter and other jurisdiction in connection with such suit or proceedings and venue shall be appropriate for all purposes in such courts. This Agreement shall be governed by, and construed in accordance with, the laws of the State of california.
      (f)  No Remedy Exclusive; Waiver.  No remedy under this Agreement is
           ---------------------------
exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under this Agreement or existing at law or in equity. Any forbearance by a party to this Agreement in exercising any right or remedy under this Agreement or otherwise afforded by applicable law shall not be a waiver or preclude the exercise of that or any other right or remedy. Seller hereby waives any statute of limitations or other defense that might otherwise be raised in any action to enforce Seller's indemnification and repurchase obligations hereunder.
      (g) Termination. Either Purchaser or Seller may terminate this Agreement
          -----------
at any time upon ten (10) days' prior written notice to the other party; provided, however, that Sections 5, 6, 7, 8, and 12 (a), (b) and (f) of this Agreement shall survive any such termination.
      (h)  Severability.  Whenever possible, each provision of this Agreement
           ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provision of this Agreement.
      (i)  Financial Statements; Other Information.  Seller shall furnish to
           ---------------------------------------
Purchaser ninety (90) days after the close of its fiscal year, a copy of its audited annual financial statements and supporting schedules, prepared in accordance with generally accepted accounting principles, consistently applied. Seller agrees to make available to

Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions regarding the financial statements and any developments affecting the financial or other condition of Seller. During the term of this Agreement, Seller shall furnish Purchaser such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable or appropriate to Purchaser.
     (j)  Notice.  All notices, communications, documents, correspondence and
          ------
other materials received by Seller from any person whatsoever after the Closing Date relating to a Loan shall be forwarded to Purchaser by overnight courier, at Seller's expense, within two (2) business days following receipt thereof by Seller. All notices under this Agreement shall be in writing, deemed effective upon receipt and shall be delivered to the addresses set below:



If to Purchaser:                            If to Seller:


AAMES CAPITAL CORPORATION                   PAN AMERICAN BANK, F.S.B.
P.O. Box 76930                              1300 South El Camino Real, Suite 320
Los Angeles, California 90010               San Mateo, California 94402
Attn:  Mark E. Costello                     Attn:  Blair Kenny
Executive Vice President - Loan Production

       IN WITNESS WHEREOF, the parties hereto have duly executed this Master Loan Purchase Agreement as of the 1st day of April, 1997.



AAMES CAPITAL CORPORATION                    PAN AMERICAN BANK, F.S.B.
AAMES FUNDING CORPORATION



    By: /s/ SHANNON THURMOND, V.P.           By: /s/  LAWRENCE J. GILL
       ---------------------------              ----------------------
    For: Mark E. Costello                    Name: Lawrence J. Gill
         Executive Vice President -                ------------------------
         Loan Production                     Title: President
         ("Purchaser")                              -----------------------
                                                       ("Seller")